 EXHIBIT 10.23

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: March 6th, 2024	U.S. $

WHEREAS, Helport Limited, a British Virgin Islands company (the “Borrower”), has entered into a definitive business combination agreement (the “Business Combination Agreement”) with Tristar Acquisition I Corporation, a company listed on the New York Stock Exchange (the “SPAC”), which provides for a business combination between the SPAC and the Borrower through mergers (collectively, the “Business Combination”); and

WHEREAS, in order to seek shareholders’ approval of the Business Combination, the SPAC plans to hold an annual general meeting of shareholders (the “AGM”) to, among other things, ask its shareholders to consider and vote upon the approval of the Business Combination, on such date to be determined by the SPAC.

FOR VALUE RECEIVED, the Borrower promises to pay to _______ or its successors or assigns (the “Lender”), U.S. Dollars                  (“US$”) (or equivalent amount in Chinese Yuan (“RMB”), calculated with reference to the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board as of the date hereof) and any interest accrued hereunder (the “Outstanding Balance”) on December 31, 2024 (the “Maturity Date”), in accordance with the terms set forth herein, and to pay interest on the Outstanding Balance at the rate of eight percent (8%) (the “Interest Rate”) per annum from the Issuance Date until (i) the same is paid in full, or (ii) the date of Automatic Conversion (as defined below), whichever is earlier. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be US $               (the “Purchase Price”). The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment

1.1. Payment. All payments owing hereunder either at the Maturity Date, or upon a Borrower Prepayment shall be in the same currency as the Outstanding Balance received by the Borrower, or Automatic Conversion Shares, as provided for herein, and delivered to Lender at the address or bank account furnished to the Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) accrued and unpaid interest, and thereafter, to (c) principal.

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1.2. Borrower Prepayment. So long as no Event of Default (as defined below) has occurred, the Borrower shall have the right, exercisable on not less than one (1) Business Day prior written notice to the Lender to prepay the Outstanding Balance of this Note, in part or in full, in accordance with this Section 1.2 (a “Borrower Prepayment”). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Lender at its registered address or through email and shall state: (i) that the Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than one (1) Business Day from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Lender as may be specified by the Lender in writing to the Borrower. If the Borrower exercises its right to prepay this Note, the Borrower shall make payment to the Lender of an amount in cash, unless otherwise agreed by both parties, equal to the then Outstanding Balance of this Note being prepaid and accrued and unpaid interest payment (the “Optional Prepayment Amount”). In the event the Borrower delivers the Optional Prepayment Amount to the Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to the Lender until the Optional Prepayment Date. In the event the Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is one (1) Business Day from the date that the Optional Prepayment Amount was delivered to the Lender.

2. [Reserved].

3. Conversion.

3.1. Automatic Conversion. On the date on which the Business Combination is consummated, the Outstanding Balance on such date, if any, shall be automatically converted (the “Automatic Conversion”) into fully paid and non-assessable unregistered ordinary shares of the Borrower (the “Automatic Conversion Shares”), par value US$1.00 per share, or such par value of the shares at that time (the “Ordinary Shares”), issued in reliance on the Regulation D and/or Regulation S exemption from registration requirements under the Securities Act of 1933, of the Borrower as per the following conversion formula: the amount of the Note being converted (the “Conversion Amount”) divided by the price calculated by the product of US$10.80 times the Exchange Ratio (as such term is defined in the Business Combination Agreement) (“Conversion Price”). The Automatic Conversion shall be cashless and shall not require further payment from the Lender. The Borrower shall deliver the Automatic Conversion Shares to the Lender and/or its designated Person(s) in accordance with Section 8 below. For the avoidance of doubt, it is acknowledged and agreed by the parties hereto that the Automatic Conversion will not occur if the Business Combination is not consummated by the Maturity Date. It is further acknowledged and agreed by the parties hereto that, in the event of the Automatic Conversion, the number of PubCo Ordinary Shares (as such term is defined in the Business Combination Agreement) to be received by the Lender upon Conversion (as such term is defined in the Business Combination Agreement) of the Automatic Conversion Shares shall be the Conversion Amount divided by US$10.80.

3.2. Adjustments. The Conversion Price shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period that this Note remains outstanding.

3.3 Lock-up Upon Conversion. Upon conversion of any portion of the Outstanding Balance into Ordinary Shares by way of Automatic Conversion, such Automatic Conversion Shares shall be subject to any lock-up period commencing from the date on which the Business Combination is consummated.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) the Borrower fails to deliver any Automatic Conversion Shares in accordance with the terms hereof; (b) the Borrower fails to pay any principal, interest or any other amount when due and payable hereunder; (c) the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (e) an involuntary bankruptcy proceeding is commenced or filed against the Borrower; or (f) the Borrower becomes a publicly listed company in the U.S. by means other than through the Business Combination, or if the Borrower is acquired by a third party.

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4.2. [Reserved]

4.3. Defaults. At any time following the occurrence of a Trigger Event described in clauses 4.1(a) through 4.1(f), the Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within fifteen (15) Business Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required fifteen (15) Business Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, the Lender may accelerate this Note by written notice to the Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(c) – 4.1(f), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash, without any written notice required by the Lender for the Trigger Event to become an Event of Default. In connection with acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the Note until such time, if any, as the Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit the Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Automatic Conversion Shares upon Automatic Conversion of the Note as required pursuant to the terms hereof.

5. Registration Rights. The Borrower shall use commercially reasonable efforts to cause the Automatic Conversion Shares to be included in an effective registration statement with a current prospectus or a qualified offering statement.

6. Unconditional Obligation; No Offset. The Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of the Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against the Lender, its successors and assigns, and agrees to make the payments or Automatic Conversion called for herein in accordance with the terms of this Note. In the event a “Change of Control” is contemplated with regard to the Borrower, the Borrower shall be obligated to secure the written acknowledgement of the Borrower’s obligations hereunder by any successor(s) prior to completion of such Change of Control. “Change of Control” shall mean a transaction or series of transactions in which the majority voting power of the Borrower is no longer held by the shareholder(s) that currently hold such voting power and/or a transaction or series of transactions where the Borrower disposes of all or substantially all of its assets to a third party(ies).

7. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

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8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Business Day following the date of Automatic Conversion, the Borrower shall deliver, or cause its transfer agent and registrar to deliver, to the Lender, through book-entry delivery with appropriate legends, registered in the name of the Lender or its designated Person(s), representing the number of Ordinary Shares equal to the number of Automatic Conversion Shares to which the Lender shall be entitled. For the avoidance of doubt, the Borrower has not met its obligation to deliver Automatic Conversion Shares by the Delivery Date unless the Lender has actually received the book-entry statement representing the applicable Automatic Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

9. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, the Lender has the right to have any such opinion provided by its counsel.

10. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Note or the relationship of the parties or their affiliates shall be in New York City, New York. For any litigation arising in connection with any of this Note, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in New York City, New York, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

11. Cancellation. After repayment or Automatic Conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Transaction Expenses. The Borrower and the Lender shall each be responsible for its own costs and expenses incurred in connection with the preparation, negotiation, and delivery of this Note and the consummation of the transactions contemplated hereby, including but not limited to legal fees and due diligence expenses.

13. Information and Confidentiality. Except as contemplated by the terms hereof or as required by applicable laws and regulations, the Lender will keep strictly confidential all non-public information of the Borrower, including, but not limited to, the Business Combination. No obligation of confidentiality shall be applied to information that (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Lender, (b) was known or became known by the Lender prior to the Borrower’s disclosure thereof to the Lender as demonstrated by the existence of its written records, (c) becomes known to the Lender from a source other than the Lender which information is not provided by the breach of an obligation of confidentiality owed to the Lender, (d) is disclosed by the Lender to a third party without restrictions on its disclosure or (e) is independently developed by the Borrower as demonstrated by its written records.

14. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

15. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

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16. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Borrower:

9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989

Attn: Di Shen; Cong Shi

Email: shendi@helport.net

With a copy to (which copy shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attn: Ying Li, Esq.; Lisa Forcht, Esq. 950 Third Avenue, 19th Floor

New York, NY 10022

Email: yli@htflawyers.com; lforcht@htflawyers.com

If to Purchaser to the address set forth on Purchaser’s signature page to this Agreement.

17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:
HELPORT LIMITED
By:
Name: Title:	Guanghai Li CEO of Helport Limited

ACKNOWLEDGED, ACCEPTED AND  AGREED:

LENDER

By:

Name:

Adderess:

Email:

[Signature Page to Convertible Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Business Day” means any day except any Saturday, any Sunday, or any day which is a legal holiday or any day on which banking institutions are authorized or required by law or other governmental action to close.

A2. “Conversion” means the Automatic Conversion under Section 3.

A3. “Issuance Date” means the date the Purchase Price is delivered by the Lender to the Borrower.

A4. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by the Lender, and transfer, stamp, issuance and similar taxes and fees related to Conversion.

A5. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

A6. “Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

A7. “Trigger Event” means any Trigger Event occurring under Sections 4.1(a) – 4.1(f).

[Remainder of page intentionally left blank]

Attachment 1 to Convertible Promissory Note, Page 1

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